                                                                    Exhibit 99.1



MEDIA CONTACT: JOHN FULLER                 ANALYST CONTACT: VERNON L. PATTERSON
               216.689.8140                                 216.689.0520


KEY MEDIA                                  INVESTOR RELATIONS
NEWSROOM:    www.Key.com/newsroom          INFORMATION:       www.Key.com/ir


FOR IMMEDIATE RELEASE

                   KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
                   -------------------------------------------

- EPS OF $0.57
- EXPANDED PRESENCE IN DENVER
- APPOINTMENT OF NEW CFO COMPLETES MANAGEMENT RESTRUCTURING
- STOCK OPTIONS TO BE EXPENSED IN 2003


CLEVELAND, October 17, 2002 - KeyCorp (NYSE: KEY) today announced third quarter net income of $245 million, or $0.57 per diluted common share, compared with second quarter net income of $246 million, or $0.57 per share. These results compare with net income of $249 million, or $0.58 per diluted common share, for the third quarter of 2001.

         "Key reported solid third quarter results, despite the challenging economic environment," said Chairman and Chief Executive Officer Henry L. Meyer
III. "Positive developments included a slightly higher net interest margin and continued growth in home equity lending. Expenses were down from the prior quarter, as we continue to drive for greater efficiency and to strengthen the company's expense culture. At the same time, revenue continues to be affected by weak loan demand and unfavorable trends in our market-sensitive businesses. Given these trends, we think our fourth quarter results, including earnings per common share, are likely to be very similar to those of the third quarter.

         "During the quarter, we announced the acquisition of Union Bankshares of Denver, Colorado, our first bank acquisition in seven years. We also added industry veteran Jeff Weeden as our new chief financial officer. These actions demonstrate our commitment to growing Key's retail business and to creating the strong management team necessary to drive revenue growth when the economy recovers."

         In September, Key's Board of Directors approved management's recommendation to begin expensing stock options effective January 1, 2003. "Expensing this form of employee compensation is in line with other actions that we have taken over the past several quarters, such as expanding our line of business disclosures, to provide investors with a clearer picture of Key's financial performance. The change is also consistent with similar actions being taken by many other companies," said Meyer. It is expected to reduce Key's 2003 earnings per share by approximately $0.04.

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 2



SUMMARY OF CONSOLIDATED RESULTS

         Taxable-equivalent net interest income was $722 million for the third quarter of 2002, essentially unchanged from the previous quarter. Key's net interest margin rose to 3.99%, while average earning assets decreased by $496 million. The slight decline in earning assets was due primarily to a lower level of commercial loans, which was offset in part by continued growth in home equity lending and a higher level of securities. Compared with the third quarter of 2001, taxable-equivalent net interest income decreased by $8 million as the positive effect of a higher net interest margin was more than offset by the effect of a 5% decrease in average earning assets. The decrease in earning assets was attributable mainly to the impact of strategic actions initiated last year, loan sales and weaker loan demand.

         Key's noninterest income was $432 million for the third quarter of 2002, down from $448 million in the prior quarter. Lower income from investment banking and capital markets activities (down $13 million) and from trust and investment services (down $7 million) drove the decrease. These adverse results were offset in part by an increase of $7 million in non-yield-related loan fees. Compared with the year-ago quarter, noninterest income decreased by $22 million, reflecting a $9 million decrease in income from trust and investment services and a $17 million increase in losses incurred on lease residual values.

         Noninterest expense of $659 million for the third quarter of 2002 was down slightly from $665 million for the second quarter. Compared with the third quarter of 2001, noninterest expense improved by $24 million. The largest declines occurred in software amortization and the amortization of goodwill. The January 1, 2002, adoption of new accounting guidance for goodwill resulted in an expense reduction of approximately $20 million for the quarter.

CHANGE IN ACCOUNTING FOR STOCK OPTIONS

         In September, the Board of Directors approved management's recommendation to change Key's method of accounting for stock options granted to eligible employees and directors. Effective January 1, 2003, Key will adopt the fair value method of accounting as outlined in Statement of Financial Accounting Standards ("SFAS") No. 123. Under SFAS No. 123, companies may either recognize the compensation cost associated with stock options as expense over the respective vesting periods or disclose the pro forma impact on earnings in their audited financial statements. Key has historically followed the latter approach. Management believes that expensing this form of employee compensation is in line with other actions that have been taken over the past several quarters, such as expanding Key's line of business disclosures, to provide investors with a clearer picture of the company's financial performance. The change in accounting will be applied prospectively to all awards granted subsequent to the effective date. Based on the valuation of options granted in 2002, management estimates that the accounting change will reduce Key's diluted earnings per common share by approximately $.04 in 2003.

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 3



ASSET QUALITY

         Key's provision for loan losses was $135 million for the third quarter of 2002, unchanged from the amount for the previous quarter and up from $116 million for the third quarter of 2001. Net loan charge-offs totaled $185 million for the quarter, compared with $203 million for the previous quarter and $173 million for the year-ago quarter. Included in third quarter 2002 net charge-offs is $50 million of losses charged to the nonreplenished allowance. In 2001, management set apart $490 million (none of which was recorded in the third quarter) of Key's provision for loan losses as part of its decision to eliminate nonrelationship lending in the leveraged financing and nationally syndicated lending businesses and for the sales of distressed loans in other portfolios. The resulting segregated allowance is being used to exit approximately $2.7 billion in related commitments (which were moved to the run-off portfolio in May
2001) and for losses incurred in connection with loan sales. As losses are charged to this segregated allowance, Key does not intend to replenish it. Within the run-off portfolio, approximately $1.0 billion of commitments (including $662 million of loans outstanding) remained as of September 30, 2002.

         The following table summarizes certain asset quality indicators, segregated between Key's continuing and run-off loan portfolios.

ASSET QUALITY INDICATORS

                                                                  Run-off Loan Portfolio and
                                     Continuing Loan Portfolio     Nonreplenished Allowance      Total Loan Portfolio
                                     -------------------------    --------------------------   -------------------------
dollars in millions                      3Q02         2Q02             3Q02      2Q02             3Q02          2Q02
------------------------------------------------------------------------------------------------------------------------
Loans outstanding                      $62,289      $63,157            $662      $724            $62,951      $63,881
Nonperforming loans at period end          896          825              91       132                987          957
Net loan charge-offs                       135          135              50(a)     68(a)             185          203
Allowance for loan losses                1,402        1,402              87       137              1,489        1,539
------------------------------------------------------------------------------------------------------------------------

(a) Includes activity related to the run-off loan portfolio and to the sales of distressed loans.

         The level of Key's nonperforming loans rose by $30 million during the third quarter, reflecting increases in the home equity, structured finance and commercial lease financing portfolios. As shown in the preceding table, nonperforming loans in the run-off portfolio totaled $91 million at September 30, 2002, compared with $132 million at June 30, 2002.

CAPITAL

         Key's capital ratios continued to exceed all "well-capitalized" benchmarks at September 30, 2002. During the third quarter, Key repurchased 1.8 million of its common shares under an authorization that allows for the repurchase of up to 25 million shares. There were 15.0 million shares remaining for repurchase under this authorization as of September 30, 2002.

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 4



LINE OF BUSINESS RESULTS

         The table below summarizes the contribution made by each major business group to Key's taxable-equivalent revenue and net income for the periods presented. The specific lines of business that comprise each of the major business groups are shown in the related discussions that follow and are described under the heading "Line of Business Descriptions."

MAJOR BUSINESS GROUPS

                                                                                  PERCENT CHANGE 3Q02 VS.
                                                                              ----------------------------
dollars in millions                        3Q02        2Q02        3Q01            2Q02             3Q01
----------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
--------------------------------
Key Consumer Banking                       $583        $580        $602              .5 %           (3.2)%
Key Corporate Finance                       335         325         327             3.1              2.4
Key Capital Partners                        265         288         286            (8.0)            (7.3)
Other Segments                              (12)        (18)         (3)           33.3           (300.0)
                                       ---------   ---------   ---------     -----------       ----------
     Total segments                       1,171       1,175       1,212             (.3)            (3.4)
Reconciling items(a)                        (17)         (6)        (28)         (183.3)            39.3
                                       ---------   ---------   ---------     -----------       ----------
     Total                               $1,154      $1,169      $1,184            (1.3)            (2.5)
                                       =========   =========   =========

Net income (loss)
--------------------------------
Key Consumer Banking                       $122        $115        $125             6.1 %           (2.4)%
Key Corporate Finance                       106         101          98             5.0              8.2
Key Capital Partners                         38          43          34           (11.6)            11.8
Other Segments                               (2)         (7)          5            71.4              N/M
                                       ---------   ---------   ---------     -----------       ----------
     Total segments                         264         252         262             4.8               .8
Reconciling items(a)                        (19)         (6)        (13)         (216.7)           (46.2)
                                       ---------   ---------   ---------     -----------       ----------
     Total                                 $245        $246        $249             (.4)            (1.6)
                                       =========   =========   =========
-----------------------------------------------------------------------------------------------------------

(a) Reconciling items include charges related to unallocated nonearning assets of corporate support functions.

N/M = Not Meaningful

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 5



KEY CONSUMER BANKING GROUP

                                                                                    PERCENT CHANGE 3Q02 VS.
                                                                                  ---------------------------
dollars in millions                          3Q02        2Q02        3Q01            2Q02             3Q01
-------------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
--------------------------------
Retail Banking                               $333        $327        $347             1.8 %           (4.0)%
Small Business                                102          98         102             4.1               --
Indirect Lending                               86          95         104            (9.5)           (17.3)
National Home Equity                           62          60          49             3.3             26.5
                                         ---------   ---------   ---------        --------         --------
     Total                                   $583        $580        $602              .5             (3.2)
                                         =========   =========   =========

Net income
--------------------------------
Retail Banking                               $ 73        $ 66        $ 74            10.6 %           (1.4)%
Small Business                                 32          29          30            10.3              6.7
Indirect Lending                               11          15          18           (26.7)           (38.9)
National Home Equity                            6           5           3            20.0            100.0
                                         ---------   ---------   ---------        --------         --------
     Total                                   $122        $115        $125             6.1             (2.4)
                                         =========   =========   =========
-------------------------------------------------------------------------------------------------------------

Additional Key Consumer Banking Data

dollars in billions                                           3Q02                 2Q02
----------------------------------------------------------------------------------------
Average loans (including home equity loans)                 $ 28.1               $ 27.9
Average home equity loans                                     12.2                 11.9
National Home Equity average loan-to-value ratio                76 %                 76 %
National Home Equity -- percent first lien positions            84                   83
Average core deposits                                       $ 30.6               $ 30.9
On-line clients / percent penetration                  534,385 / 30%           489,632 / 28%
KeyCenters                                                     903                  905
Automated teller machines                                    2,249                2,284
Full-time equivalent employees                               8,259                8,450
----------------------------------------------------------------------------------------

         Net income for Key Consumer Banking was $122 million for the third quarter of 2002, representing a $3 million decline from the year-ago quarter. Decreases in taxable-equivalent net interest income and noninterest income, along with a higher provision for loan losses, more than offset a reduction in noninterest expense.

         Taxable-equivalent net interest income decreased by $15 million, or 3%, from the third quarter of 2001 due to a less favorable interest rate spread on deposits, a decline in average deposits outstanding and an $11 million write-down of the unamortized premium associated with purchased home equity loans. The adverse effect of these factors was partially offset by a more favorable spread on earning assets. Noninterest income decreased by $4 million, or 3%, due primarily to a $9 million increase in losses incurred on the residual values of leased vehicles in the Indirect Lending line of business. Noninterest expense was down $17 million, or 5%, from the third quarter of 2001. This improvement includes an approximate $9 million reduction in goodwill amortization, which resulted from the adoption of a new accounting standard on January 1, as well as lower costs for software amortization and a decline in the level of fraud losses. These reductions were partially offset by higher personnel expense. A $9 million, or 17%, increase in the provision for loan losses reflects the growth in lending in the National Home Equity line of business.

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 6



KEY CORPORATE FINANCE GROUP

                                                                                  PERCENT CHANGE 3Q02 VS.
                                                                                ---------------------------
dollars in millions                        3Q02        2Q02         3Q01           2Q02             3Q01
-----------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
--------------------------------
Corporate Banking                          $183        $179         $193            2.2 %           (5.2)%
National Commercial Real Estate              96          85           89           12.9              7.9
National Equipment Finance                   56          61           45           (8.2)            24.4
                                       ---------   ---------   ----------      ---------        ---------
     Total                                 $335        $325         $327            3.1              2.4
                                       =========   =========   ==========

Net income
--------------------------------
Corporate Banking                           $56         $54          $58            3.7 %           (3.4)%
National Commercial Real Estate              33          28           30           17.9             10.0
National Equipment Finance                   17          19           10          (10.5)            70.0
                                       ---------   ---------  -----------      ---------        ---------
     Total                                 $106        $101          $98            5.0              8.2
                                       =========   =========  ===========
-----------------------------------------------------------------------------------------------------------

Additional Key Corporate Finance Data
dollars in billions                                 3Q02                 2Q02
-------------------------------------------------------------------------------
Average loans and leases                           $29.1                $29.6
Average deposits                                     3.4                  3.1
Full-time equivalent employees                     1,742                1,712
-------------------------------------------------------------------------------


         Net income for Key Corporate Finance was $106 million for the third quarter of 2002, compared with $98 million for the same period last year. The improvement was attributable to an increase in taxable-equivalent net interest income, as changes in other major components of the income statement were not significant.

         Taxable-equivalent net interest income grew by $9 million, or 3%, due primarily to a more favorable interest rate spread on earning assets and an increase in the taxable-equivalent adjustment related to income derived from the equipment leasing portfolio. At the same time, the level of noninterest income was essentially unchanged, reflecting a number of offsetting factors. Increases in non-yield-related loan fees and loan sale gains in the National Commercial Real Estate line of business and in income from trading activities in the Corporate Banking line were offset by declines in gains from the residual values of leased equipment in the National Equipment Finance line and by lower fees generated by Corporate Banking. A $2 million, or 2%, decrease in noninterest expense was driven by an approximate $4 million reduction in goodwill amortization resulting from the January 1 adoption of a new accounting standard.

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 7



KEY CAPITAL PARTNERS GROUP

                                                                                  PERCENT CHANGE 3Q02 VS.
                                                                               -------------------------------
dollars in millions                        3Q02        2Q02         3Q01                2Q02             3Q01
--------------------------------------------------------------------------------------------------------------
Revenue (taxable equivalent)
--------------------------------
Victory Capital Management                 $ 51        $ 57         $ 58               (10.5)%          (12.1)%
High Net Worth                              140         147          153                (4.8)            (8.5)
Capital Markets                              74          84           75               (11.9)            (1.3)
                                       ---------   ---------   ----------          ----------       ----------
     Total                                 $265        $288         $286                (8.0)            (7.3)
                                       =========   =========   =========

Net income
--------------------------------
Victory Capital Management                  $11         $13          $10               (15.4)%           10.0 %
High Net Worth                               13          16           14               (18.8)            (7.1)
Capital Markets                              14          14           10                  --             40.0
                                       ---------   ---------    ---------         -----------       ----------
     Total                                  $38         $43          $34               (11.6)            11.8
                                       =========   =========    =========
--------------------------------------------------------------------------------------------------------------

Additional Key Capital Partners Data
dollars in billions                                 3Q02                 2Q02
------------------------------------------------------------------------------
Assets under management                            $62.4                $70.7
Nonmanaged and brokerage assets                     67.2                 72.0
High Net Worth sales personnel                       809                  815
Full-time equivalent employees                     3,547                3,662
------------------------------------------------------------------------------

         Net income for Key Capital Partners was $38 million for the third quarter of 2002, up from $34 million in the third quarter of last year. The improvement is attributable to a substantial decrease in noninterest expense and growth in taxable-equivalent net interest income. These positive results more than offset a decline in noninterest income.

         Taxable-equivalent net interest income increased by $7 million, or 13%, from the third quarter of 2001, despite the reduction in average loans outstanding that resulted from the 2001 sale of residential mortgage loans associated with the High Net Worth line of business. A primary reason for this increase is a lower cost of short-term borrowings. Noninterest income decreased by $28 million, or 12%, as market-sensitive businesses were adversely affected by the weak economy. The decrease is attributable mainly to declines in trust and investment services income in both the High Net Worth and Victory Capital Management lines and lower income from trading activities and derivatives in the Capital Markets line. Additionally, gains from loan sales in the High Net Worth line totaled $1 million in the current quarter, compared with $7 million a year ago. Noninterest expense decreased by $23 million, or 10%, from the year-ago quarter, due primarily to an approximate $6 million reduction that resulted from the change in accounting for goodwill, lower variable compensation expense associated with revenue generation and reduced software amortization.

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 8



LINE OF BUSINESS DESCRIPTIONS

Key Consumer Banking Group
--------------------------
RETAIL BANKING provides individuals with branch-based deposit, investment and credit products and personal finance services.

SMALL BUSINESS provides small businesses with deposit, investment and credit products and business advisory services.

INDIRECT LENDING offers automobile, marine and recreational vehicle (RV) loans to consumers through dealers, and finances inventory for automobile, marine and RV dealers. For students and their parents, it also provides education loans, insurance and interest-free payment plans.

NATIONAL HOME EQUITY provides primarily prime and near-prime mortgage and home equity loan products to individuals. It originates these products outside of Key's retail branch system. It also works with mortgage brokers and home improvement contractors to provide home equity and home improvement solutions.

Key Corporate Finance Group
---------------------------
CORPORATE BANKING provides financing, cash and investment management and business advisory services to middle-market companies and large corporations.

NATIONAL COMMERCIAL REAL ESTATE provides construction and interim lending, permanent debt placements and servicing, and equity and investment banking services to developers, brokers and owner-investors. This line of business deals exclusively with nonowner-occupied properties.

NATIONAL EQUIPMENT FINANCE meets the equipment leasing needs of companies worldwide and provides equipment manufacturers, distributors and resellers with equipment financing options for their clients. Lease financing receivables and related revenues are assigned to Corporate Banking or National Commercial Real Estate if one of those businesses is principally responsible for maintaining the relationship with the client.

Key Capital Partners Group
--------------------------
VICTORY CAPITAL MANAGEMENT manages or advises on investment portfolios, nationally, for corporations, labor unions, not-for-profit organizations, governments and individuals. These portfolios may be managed in separate accounts, commingled funds or the Victory family of mutual funds. It also provides administrative services for retirement plans.

HIGH NET WORTH offers financial, estate and retirement planning and asset management services. Its solutions address the high net worth clients' banking, brokerage, trust, portfolio management, insurance, charitable giving and related needs.

CAPITAL MARKETS offers investment banking, capital raising, hedging strategies, trading and financial strategies to public and privately held companies, institutions and government organizations.

KEYCORP REPORTS THIRD QUARTER EARNINGS
OCTOBER 17, 2002
PAGE 9



         Cleveland-based KeyCorp is one of the nation's largest bank-based financial services companies, with assets of approximately $84 billion. Key companies provide investment management, retail and commercial banking, retirement, consumer finance, and investment banking products and services to individuals and companies throughout the United States and, for certain businesses, internationally. The company's businesses deliver their products and services through KeyCenters and offices; a network of 2,249 ATMs; telephone banking centers (1.800.KEY2YOU); and a Web site, Key.com,(R) that provides account access and financial products 24 hours a day.

NOTES TO EDITORS:
A live Internet broadcast of KeyCorp's conference call to discuss quarterly earnings and currently anticipated earnings trends and to answer analysts' questions can be accessed through the Investor Relations section at www.Key.com/IR at 10:00 a.m. ET, on Thursday, October 17, 2002. A tape of the call will be available until Friday, October 25.

For up-to-date company information, media contacts and facts and figures about Key's lines of business visit our Media Newsroom at www.Key.com/newsroom.

--------------------------------------------------------------------------------
This news release contains forward-looking statements that are subject to assumptions, risks and uncertainties. Actual results could differ materially from those contained in or implied by such forward-looking statements for a variety of factors including: changes in interest rates; continued weakness in the economy which could materially impact credit quality trends and the ability to generate loans; failure of the capital markets to function consistent with customary levels; delay in or inability to execute strategic initiatives designed to grow revenues and/or manage expenses; consummation of significant business combinations or divestitures; new legal obligations or restrictions or unfavorable resolution of litigation; further disruption in the economy and the general business climate as a result of terrorist activities or military actions; and changes in accounting, tax or regulatory practices or requirements.

--------------------------------------------------------------------------------


                                       ###

KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 10

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                                      THREE MONTHS ENDED
                                                         ------------------------------------------
                                                         9-30-02           6-30-02            9-30-01
                                                         -------           -------           --------
SUMMARY OF OPERATIONS
  Net interest income (taxable equivalent)               $    722          $   721           $   730
  Noninterest income                                          432              448               454
                                                         --------          -------           -------
    Total revenue (taxable equivalent)                      1,154            1,169             1,184
  Provision for loan losses                                   135              135               116
  Noninterest expense                                         659              665               683
  Net income                                                  245              246               249

PER COMMON SHARE
  Net income                                              $   .57          $   .58           $   .59
  Net income -- assuming dilution                             .57              .57               .58
  Cash dividends paid                                         .30              .30              .295
  Book value at period end                                  15.66            15.46             15.53
  Market price at period end                                24.97            27.30             24.14

AT PERIOD END
  Full-time equivalent employees                           20,522           20,929            21,297
  KeyCenters                                                  903              905               911

PERFORMANCE RATIOS
  Return on average total assets                             1.19%            1.21%             1.16%
  Return on average equity                                  14.74            15.16             15.20
  Net interest margin (taxable equivalent)                   3.99             3.98              3.85

CAPITAL RATIOS AT PERIOD END
  Equity to assets                                           7.97%            7.96%             7.79%
  Tangible equity to tangible assets                         6.71             6.69              6.51
  Tier 1 risk-based capital (a)                              8.33             8.23              7.81
  Total risk-based capital (a)                              12.66            12.29             11.77
  Leverage (a)                                               8.19             8.14              7.90

ASSET QUALITY
  Net loan charge-offs                                    $   185          $   203           $   173
  Net loan charge-offs to average loans                      1.16%            1.27%             1.04%
  Allowance for loan losses                               $ 1,489          $ 1,539           $ 1,174
  Allowance for loan losses to period-end loans              2.37%            2.41%             1.82%
  Allowance for loan losses to nonperforming loans         150.86           160.82           $132.66
  Nonperforming loans at period end                       $   987          $   957           $   885
  Nonperforming assets at period end                        1,017              995               913
  Nonperforming loans to period-end loans                    1.57%            1.50%             1.37%
  Nonperforming assets to period-end loans plus
    OREO and other nonperforming assets                      1.61             1.56              1.41

Taxable-equivalent adjustment                             $    22          $    38           $     6

(a) 9-30-02 ratio is estimated.

KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 11

                              FINANCIAL HIGHLIGHTS
                 (dollars in millions, except per share amounts)

                                                         NINE MONTHS ENDED
                                                     -------------------------
                                                     9-30-02           9-30-01
                                                     -------           -------
SUMMARY OF OPERATIONS
  Net interest income (taxable equivalent)            $2,145            $2,144
  Noninterest income                                   1,323             1,307
                                                      ------            ------
    Total revenue (taxable equivalent)                 3,468             3,451
  Provision for loan losses                              406               627
  Noninterest expense                                  1,985             2,239
  Net income                                             731               306

PER COMMON SHARE
  Net income                                          $ 1.72            $  .72
  Net income -- assuming dilution                       1.69               .71
  Cash dividends paid                                    .90              .885

PERFORMANCE RATIOS
  Return on average total assets                        1.20 %             .48 %
  Return on average equity                             15.13              6.21
  Net interest margin (taxable equivalent)              3.97              3.75

ASSET QUALITY
  Net loan charge-offs                                $  594            $  453
  Net loan charge-offs to average loans                 1.25 %             .91 %

Taxable-equivalent adjustment                         $  108            $   19

KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 12

                           CONSOLIDATED BALANCE SHEETS
                              (dollars in millions)

                                                        9-30-02         6-30-02         9-30-01
                                                       ---------       ---------       ---------
ASSETS
  Loans                                                $  62,951       $  63,881       $  64,506
  Investment securities                                    1,058           1,119           1,174
  Securities available for sale                            7,349           6,349           6,471
  Short-term investments                                   1,190           1,471           1,792
                                                       ---------       ---------       ---------
    Total earning assets                                  72,548          72,820          73,943
  Allowance for loan losses                               (1,489)         (1,539)         (1,174)
  Cash and due from banks                                  3,039           2,929           2,803
  Premises and equipment                                     651             659             682
  Goodwill                                                 1,105           1,105           1,121
  Other intangible assets                                     23              26              34
  Corporate-owned life insurance                           2,384           2,359           2,289
  Accrued income and other assets                          5,257           4,419           4,721
                                                       ---------       ---------       ---------
    TOTAL ASSETS                                       $  83,518       $  82,778       $  84,419
                                                       =========       =========       =========



LIABILITIES
  Deposits in domestic offices:
    Noninterest-bearing                                $  10,063       $   9,095       $   8,643
    Interest-bearing                                      33,301          33,132          33,526
  Deposits in foreign office -- interest-bearing           1,246           2,578           3,203
                                                       ---------       ---------       ---------
    Total deposits                                        44,610          44,805          45,372
  Federal funds purchased and securities
    sold under repurchase agreements                       6,350           5,110           4,367
  Bank notes and other short-term borrowings               2,908           3,390           6,040
  Accrued expense and other liabilities                    5,438           4,742           5,622
  Long-term debt                                          16,276          16,895          15,114
  Capital securities of subsidiary trusts                  1,282           1,244           1,329
                                                       ---------       ---------       ---------
    TOTAL LIABILITIES                                     76,864          76,186          77,844


SHAREHOLDERS' EQUITY                                       6,654           6,592           6,575


                                                       ---------       ---------       ---------
TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY             $  83,518       $  82,778       $  84,419
                                                       =========       =========       =========

Common shares outstanding (000)                          424,864         426,347         423,427

KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 13

                        CONSOLIDATED STATEMENTS OF INCOME
                 (dollars in millions, except per share amounts)

                                                                           THREE MONTHS ENDED                 NINE MONTHS ENDED
                                                              --------------------------------------       -----------------------
                                                               9-30-02        6-30-02        9-30-01        9-30-02        9-30-01
                                                              --------       --------       --------       --------       --------
INTEREST INCOME                                               $  1,095       $  1,102       $  1,380       $  3,289       $  4,417

INTEREST EXPENSE                                                   395            419            656          1,252          2,292

                                                              --------       --------       --------       --------       --------
NET INTEREST INCOME                                                700            683            724          2,037          2,125
Provision for loan losses                                          135            135            116            406            627
                                                              --------       --------       --------       --------       --------
                                                                   565            548            608          1,631          1,498

NONINTEREST INCOME

  Trust and investment services income (a)                         151            158            160            467            491

  Investment banking and capital markets income (a)                 34             47             26            130            105
  Service charges on deposit accounts                              102            104            107            306            281
  Corporate-owned life insurance income                             25             26             28             77             82
  Letter of credit and loan fees                                    36             29             27             93             86
  Net securities gains                                              --              1              2              1             36
  Other income                                                      84             83            104            249            226
                                                              --------       --------       --------       --------       --------
    Total noninterest income                                       432            448            454          1,323          1,307

NONINTEREST EXPENSE
  Personnel                                                        358            361            334          1,082          1,043
  Net occupancy                                                     57             56             60            170            173
  Computer processing                                               45             48             62            147            187
  Equipment                                                         33             36             37            103            115
  Marketing                                                         33             30             31             89             87
  Amortization of intangibles                                        3              2             22              8            222
  Professional fees                                                 21             21             26             63             63
  Other expense                                                    109            111            111            323            349
                                                              --------       --------       --------       --------       --------
    Total noninterest expense                                      659            665            683          1,985          2,239
                                                              --------       --------       --------       --------       --------

INCOME BEFORE INCOME TAXES AND CUMULATIVE EFFECT
  OF ACCOUNTING CHANGES                                            338            331            379            969            566
  Income taxes                                                      93             85            130            238            235
                                                              --------       --------       --------       --------       --------

INCOME BEFORE CUMULATIVE EFFECT OF ACCOUNTING CHANGES              245            246            249            731            331
Cumulative effect of accounting changes, net of tax                 --             --             --             --            (25)
                                                              --------       --------       --------       --------       --------
NET INCOME                                                    $    245       $    246       $    249       $    731       $    306
                                                              ========       ========       ========       ========       ========

Per common share
----------------
Income before cumulative effect of accounting changes         $    .57       $    .58       $    .59       $   1.72       $    .78
Net income                                                         .57            .58            .59           1.72            .72

Per common share -- assuming dilution
-------------------------------------
Income before cumulative effect of accounting changes         $    .57       $    .57       $    .58       $   1.69       $    .77
Net income                                                         .57            .57            .58           1.69            .71

Weighted average common shares outstanding (000)               426,274        426,092        424,802        425,746        424,503
Weighted average common shares and potential
  common shares outstanding (000)                              431,326        431,935        430,346        431,098        430,009

Taxable-equivalent adjustment                                 $     22       $     38       $      6       $    108       $     19


(a) During the third quarter of 2002, brokerage commissions resulting from principal trades were reclassified from investment banking and capital markets income to trust and investment services income for all reporting periods.

KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 14

    CONSOLIDATED AVERAGE BALANCE SHEETS, NET INTEREST INCOME AND YIELDS/RATES
                         (dollars in millions)

                                                               THIRD QUARTER 2002                       SECOND QUARTER 2002
                                                      ------------------------------------      ----------------------------------
                                                       AVERAGE                                  AVERAGE
                                                       BALANCE     INTEREST    YIELD/RATE       BALANCE     INTEREST    YIELD/RATE
                                                      ------------------------------------      -----------------------------------
ASSETS
  Loans: (a,b)
  Commercial, financial and agricultural              $ 17,485     $    225        5.11%       $ 18,213      $  232         5.11%
  Real estate -- commercial mortgage                     6,207           93        5.92           6,414          95         5.94
  Real estate -- construction                            5,822           79        5.37           5,870          79         5.40
  Commercial lease financing                             7,215          121        6.72           7,206         126         6.96
                                                      --------     --------       -----        --------      ------         ----
    Total commercial loans                              36,729          518        5.60          37,703         532         5.65
  Real estate-- residential                              2,089           37        7.00           2,148          38         7.04
  Home equity                                           13,505          222        6.52          13,072         229         7.03
  Consumer -- direct                                     2,172           46        8.32           2,210          46         8.37
  Consumer -- indirect lease financing                   1,264           28        8.98           1,514          33         8.84
  Consumer -- indirect other                             5,143          117        9.13           5,131         118         9.19
                                                      --------     --------       -----        --------      ------         ----
    Total consumer loans                                24,173          450        7.41          24,075         464         7.73
  Loans held for sale                                    2,584           35        5.48           2,150          30         5.58
                                                      --------     --------       -----        --------      ------         ----
    Total loans                                         63,486        1,003        6.29          63,928       1,026         6.43
  Taxable investment securities                            918            6        2.51             934           7         3.20
  Tax-exempt investment securities (a)                     166            4        8.76             205           4         8.31
                                                      --------     --------       -----        --------      ------         ----
    Total investment securities                          1,084           10        3.47           1,139          11         4.12
  Securities available for sale (a,c)                    6,362           98        6.17           5,951          95         6.45
  Short-term investments                                 1,151            6        2.28           1,561           8         1.97
                                                      --------     --------       -----        --------      ------         ----
    Total earning assets                                72,083        1,117        6.17          72,579       1,140         6.30
  Allowance for loan losses                             (1,509)                                  (1,579)
  Accrued income and other assets                       11,361                                   10,560
                                                      --------                                 --------
    TOTAL ASSETS                                      $ 81,935                                 $ 81,560
                                                      ========                                 ========

LIABILITIES
  Money market deposit accounts                       $ 12,733           29         .91         $12,535          27          .87
  Savings deposits                                       2,002            3         .67           2,014           3          .67
  NOW accounts                                             560            1         .95             697           2         1.02
  Certificates of deposit ($100,000 or more) (d)         4,886           54        4.45           4,816          56         4.69
  Other time deposits                                   12,713          115        3.57          13,085         131         4.02
  Deposits in foreign office                             2,593           12        1.76           2,638          12         1.76
                                                      --------     --------       -----         -------      ------         ----
    Total interest-bearing deposits                     35,487          214        2.40          35,785         231         2.59
  Federal funds purchased and securities
    sold under repurchase agreements                     5,483           23        1.69           5,541          24         1.71
  Bank notes and other short-term borrowings (d)         2,581           18        2.73           2,995          20         2.73
  Long-term debt, including capital securities (d,e)    17,455          140        3.25          17,230         144         3.37
                                                      --------     --------       -----         -------      ------         ----
    Total interest-bearing liabilities                  61,006          395        2.59          61,551         419         2.73
                                                      --------     --------       -----         -------      ------         ----

  Noninterest-bearing deposits                           9,177                                    8,719
  Accrued expense and other liabilities                  5,159                                    4,783
                                                      --------                                  -------
  Total liabilities                                     75,342                                   75,053

SHAREHOLDERS' EQUITY                                     6,593                                    6,507
                                                      ========                                 ========
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 81,935                                 $ 81,560
                                                      ========                                 ========

Interest rate spread (TE)                                                          3.58%                                    3.57%
                                                                                   =====                                    ====
Net interest income (TE) and net
  interest margin (TE)                                             $    722        3.99%                     $  721         3.98%
                                                                   ========       =====                      ======         ====
Capital securities                                    $  1,249     $     19                    $  1,236      $   20
Taxable-equivalent adjustment (a)                                        22                                      38


                                                                THIRD QUARTER 2001
                                                      --------------------------------------
                                                      AVERAGE
                                                      BALANCE      INTEREST      YIELD/RATE
                                                      --------     -------       ----------
ASSETS
  Loans: (a,b)
  Commercial, financial and agricultural              $ 19,338     $   324         6.63%
  Real estate -- commercial mortgage                     6,813         123         7.20
  Real estate -- construction                            5,859         101         6.87
  Commercial lease financing                             6,995         117         6.68
                                                      --------     -------        -----
    Total commercial loans                              39,005         665         6.77
  Real estate -- residential                             3,826          71         7.42
  Home equity                                           10,777         228         8.38
  Consumer -- direct                                     2,409          56         9.34
  Consumer -- indirect lease financing                   2,557          54         8.30
  Consumer -- indirect other                             5,494         132         9.60
                                                      --------     -------        -----
    Total consumer loans                                25,063         541         8.58
  Loans held for sale                                    2,130          38         7.17
                                                      --------     -------        -----
    Total loans                                         66,198       1,244         7.47
  Taxable investment securities                            925           8         3.44
  Tax-exempt investment securities (a)                     258           5         8.65
                                                      --------     -------        -----
    Total investment securities                          1,183          13         4.57
  Securities available for sale (a,c)                    6,565         114         6.99
  Short-term investments                                 1,741          15         3.57
                                                      --------     -------        -----
    Total earning assets                                75,687       1,386         7.29
  Allowance for loan losses                             (1,204)
  Accrued income and other assets                       10,396
                                                      --------
TOTAL ASSETS                                          $ 84,879
                                                      ========

LIABILITIES
  Money market deposit accounts                       $ 12,522          55         1.72
  Savings deposits                                       1,936           5         1.01
  NOW accounts                                             611           2         1.41
  Certificates of deposit ($100,000 or more) (d)         4,800          67         5.53
  Other time deposits                                   13,703         184         5.33
  Deposits in foreign office                             3,399          30         3.57
                                                      --------     -------        -----
    Total interest-bearing deposits                     36,971         343         3.68
  Federal funds purchased and securities
    sold under repurchase agreement                      6,078          52         3.37
  Bank notes and other short-term borrowings (d)         6,230          61         3.95
  Long-term debt, including capital securities (d,e)    15,991         200         4.97
                                                      --------     -------        -----
  Total interest-bearing liabilities                    65,270         656         3.99
                                                      --------     -------        -----
  Noninterest-bearing deposits                           8,262
  Accrued expense and other liabilities                  4,848
                                                      --------
  Total liabilities                                     78,380

SHAREHOLDERS' EQUITY                                     6,499
                                                      --------
    TOTAL LIABILITIES AND SHAREHOLDERS' EQUITY        $ 84,879
                                                      ========
Interest rate spread (TE)                                                          3.30%
                                                                                  =====
Net interest income (TE) and net
  interest margin (TE)                                             $   730         3.85%
                                                                   =======        =====

Capital securities                                    $  1,305     $    21
Taxable-equivalent adjustment (a)                                        6

(a) Interest income on tax-exempt securities and loans has been adjusted to a taxable-equivalent basis using the statutory Federal income tax rate of 35%.

(b) For purposes of these computations, nonaccrual loans are included in average loan balances.

(c) Yield is calculated on the basis of amortized cost.

(d) Rate calculation excludes basis adjustments related to fair value hedges.

(e) Rate calculation excludes ESOP debt.

TE = Taxable Equivalent

KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 15

                            LINE OF BUSINESS RESULTS
                              (dollars in millions)

KEY CONSUMER BANKING GROUP

                                                                                                        PERCENT CHANGE 3Q02 VS.
                                                                                                        -----------------------
                                                                 3Q02          2Q02          3Q01         2Q02         3Q01
                                                               -------       -------       -------       ------        -----
SUMMARY OF OPERATIONS
  Net interest income (TE)                                     $   447       $   455       $   462         (1.8)%       (3.2)%
  Noninterest income                                               136           125           140          8.8         (2.9)
                                                               -------       -------       -------       ------        -----
  Total revenue (TE)                                               583           580           602           .5         (3.2)
  Provision for loan losses (a)                                     63            63            54           --         16.7
  Noninterest expense                                              326           334           343         (2.4)        (5.0)
                                                               -------       -------       -------       ------        -----
  Income before income taxes (TE)                                  194           183           205          6.0         (5.4)
  Allocated income taxes and taxable-equivalent adjustments         72            68            80          5.9        (10.0)
                                                               -------       -------       -------       ------        -----
  Net income                                                   $   122       $   115       $   125          6.1         (2.4)
                                                               =======       =======       =======

  Percent of consolidated net income                                50%           47%           50%         N/A         N/A

AVERAGE BALANCES
  Loans                                                        $28,191       $27,935       $27,729           .9%         1.7%
  Total assets                                                  30,369        30,085        30,340           .9           .1
  Deposits                                                      33,581        33,979        34,636         (1.2)        (3.0)

OTHER FINANCIAL DATA
  Net loan charge-offs (a)                                     $    68       $    72       $    81         (5.6)%      (16.0)%
  Return on average allocated equity                             24.25%        23.24%        23.35%         N/A          N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Retail Banking
  Total revenue (TE)                                           $   333       $   327       $   347          1.8%        (4.0)%
  Provision for loan losses (a)                                     15            14            13          7.1         15.4
  Noninterest expense                                              202           208           213         (2.9)        (5.2)
  Net income                                                        73            66            74         10.6         (1.4)
  Net loan charge-offs (a)                                          15            15            18           --        (16.7)
  Return on average allocated equity                             51.08%        48.04%        51.96%         N/A          N/A
  Full-time equivalent employees                                 6,066         6,191         6,246         (2.0)        (2.9)

Small Business
  Total revenue (TE)                                           $   102       $    98       $   102          4.1%          --%
  Provision for loan losses (a)                                      9             9             9           --           --
  Noninterest expense                                               42            43            44         (2.3)        (4.5)
  Net income                                                        32            29            30         10.3          6.7
  Net loan charge-offs (a)                                          16            15            12          6.7         33.3
  Return on average allocated equity                             39.06%        36.58%        35.11%         N/A          N/A
  Full-time equivalent employees                                   271           270           257           .4          5.4

Indirect Lending
  Total revenue (TE)                                           $    86       $    95       $   104         (9.5)%      (17.3)%
  Provision for loan losses (a)                                     27            28            26         (3.6)         3.8
  Noninterest expense                                               41            44            49         (6.8)       (16.3)
  Net income                                                        11            15            18        (26.7)       (38.9)
  Net loan charge-offs (a)                                          28            32            39        (12.5)       (28.2)
  Return on average allocated equity                              6.68%         8.98%         9.29%         N/A          N/A
  Full-time equivalent employees                                   752           761           768         (1.2)        (2.1)

National Home Equity
  Total revenue (TE)                                           $    62       $    60       $    49          3.3%        26.5%
  Provision for loan losses (a)                                     12            12             6           --        100.0
  Noninterest expense                                               41            39            37          5.1         10.8
  Net income                                                         6             5             3         20.0        100.0
  Net loan charge-offs (a)                                           9            10            12        (10.0)       (25.0)
  Return on average allocated equity                              5.28%         4.50%         2.64%         N/A         N/A
  Full-time equivalent employees                                 1,170         1,228         1,192         (4.7)        (1.8)

KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 16

                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)

KEY CORPORATE FINANCE GROUP

                                                                                                        PERCENT CHANGE 3Q02 VS.
                                                                                                        -----------------------
                                                                 3Q02          2Q02         3Q01           2Q02        3Q01
                                                               -------       -------       -------        ------      ------
SUMMARY OF OPERATIONS
  Net interest income (TE)                                     $   281       $   279       $   272            .7%        3.3%
  Noninterest income                                                54            46            55          17.4        (1.8)
                                                               -------       -------       -------       -------      ------
  Total revenue (TE)                                               335           325           327           3.1         2.4
  Provision for loan losses (a)                                     43            44            43          (2.3)         --
  Noninterest expense                                              123           120           125           2.5        (1.6)
                                                               -------       -------       -------       -------      ------
  Income before income taxes (TE)                                  169           161           159           5.0         6.3
  Allocated income taxes and taxable-equivalent adjustments         63            60            61           5.0         3.3
                                                               -------       -------       -------       -------      ------
  Net income                                                   $   106       $   101       $    98           5.0         8.2
                                                               =======       =======       =======

  Percent of consolidated net income                                43%           41%           39%          N/A         N/A

AVERAGE BALANCES
  Loans                                                        $29,101       $29,582       $31,137          (1.6)%      (6.5)%
  Total assets                                                  30,431        30,754        32,627          (1.1)       (6.7)
  Deposits                                                       3,379         3,094         3,052           9.2        10.7

OTHER FINANCIAL DATA
  Net loan charge-offs (a)                                     $   115       $   124       $    87          (7.3)%      32.2%
  Return on average allocated equity                             15.13%        14.39%        13.86%          N/A         N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Corporate Banking
  Total revenue (TE)                                           $   183       $   179       $   193           2.2%       (5.2)%
  Provision for loan losses (a)                                     23            24            24          (4.2)       (4.2)
  Noninterest expense                                               71            70            75           1.4        (5.3)
  Net income                                                        56            54            58           3.7        (3.4)
  Net loan charge-offs(a)                                           98           117            65         (16.2)       50.8
  Return on average allocated equity                             13.59%        12.72%        14.01%          N/A         N/A
  Full-time equivalent employees                                   583           596           650          (2.2)      (10.3)

National Commercial Real Estate
  Total revenue (TE)                                           $    96       $    85       $    89          12.9%        7.9%
  Provision for loan losses (a)                                     11            11            11            --          --
  Noninterest expense                                               32            29            30          10.3         6.7
  Net income                                                        33            28            30          17.9        10.0
  Net loan charge-offs (a)                                           2            --             2           N/A          --
  Return on average allocated equity                             18.21%        16.00%        15.74%          N/A         N/A
  Full-time equivalent employees                                   562           520           480           8.1        17.1

National Equipment Finance
  Total revenue (TE)                                           $    56       $    61       $    45          (8.2)%      24.4%
  Provision for loan losses (a)                                      9             9             8            --        12.5
  Noninterest expense                                               20            21            20          (4.8)         --
  Net income                                                        17            19            10         (10.5)       70.0
  Net loan charge-offs (a)                                          15             7            20         114.3       (25.0)
  Return on average allocated equity                             15.87%        18.54%         9.75%          N/A         N/A
  Full-time equivalent employees                                   597           596           686            .2       (13.0)


KEYCORP REPORTS THIRD QUARTER 2002 EARNINGS
OCTOBER 17, 2002
PAGE 17

                      LINE OF BUSINESS RESULTS (CONTINUED)
                              (dollars in millions)

KEY CAPITAL PARTNERS GROUP

                                                                                                    PERCENT CHANGE 3Q02 VS.
                                                                                                    -----------------------
                                                                3Q02         2Q02         3Q01         2Q02         3Q01
                                                               ------       ------       ------        -----        -----
SUMMARY OF OPERATIONS
  Net interest income (TE)                                     $   59       $   57       $   52          3.5%        13.5%
  Noninterest income                                              206          231          234        (10.8)       (12.0)
                                                               ------       ------       ------        -----        -----
  Total revenue (TE)                                              265          288          286         (8.0)        (7.3)
  Provision for loan losses (a)                                     2            2            2           --           --
  Noninterest expense                                             203          218          226         (6.9)       (10.2)
                                                               ------       ------       ------        -----        -----
  Income before income taxes (TE)                                  60           68           58        (11.8)         3.4
  Allocated income taxes and taxable-equivalent adjustments        22           25           24        (12.0)        (8.3)
                                                               ------       ------       ------        -----        -----
  Net income                                                   $   38       $   43       $   34        (11.6)        11.8
                                                               ======       ======       ======

  Percent of consolidated net income                               16%          17%          14%         N/A          N/A

AVERAGE BALANCES
  Loans                                                        $4,900       $4,970       $5,455         (1.4)%      (10.2)%
  Total assets                                                  8,388        8,325        9,176           .8         (8.6)
  Deposits                                                      3,699        3,590        3,368          3.0          9.8

OTHER FINANCIAL DATA
  Net loan charge-offs (a)                                     $    2       $    7       $    5        (71.4)%      (60.0)%
  Return on average allocated equity                            15.74%       17.98%       13.00%         N/A          N/A

SUPPLEMENTARY INFORMATION (LINES OF BUSINESS)
Victory Capital Management
  Total revenue (TE)                                           $   51       $   57       $   58        (10.5)%      (12.1)%
  Provision for loan losses (a)                                    --           --           --           --           --
  Noninterest expense                                              33           37           41        (10.8)       (19.5)
  Net income                                                       11           13           10        (15.4)        10.0
  Net loan charge-offs (a)                                         --           --           --           --           --
  Return on average allocated equity                            37.30%       43.09%       30.29%         N/A          N/A
  Full-time equivalent employees                                  533          561          579         (5.0)        (7.9)

High Net Worth
  Total revenue (TE)                                           $  140       $  147       $  153         (4.8)%       (8.5)%
  Provision for loan losses (a)                                     2            2            2           --           --
  Noninterest expense                                             118          120          127         (1.7)        (7.1)
  Net income                                                       13           16           14        (18.8)        (7.1)
  Net loan charge-offs (a)                                          2            7            4        (71.4)       (50.0)
  Return on average allocated equity                            11.31%       14.29%       11.02%         N/A          N/A
  Full-time equivalent employees                                2,336        2,422        2,560         (3.6)        (8.8)

Capital Markets
  Total revenue (TE)                                           $   74       $   84       $   75        (11.9)%       (1.3)%
  Provision for loan losses (a)                                    --           --           --           --           --
  Noninterest expense                                              52           61           58        (14.8)       (10.3)
  Net income                                                       14           14           10           --         40.0
  Net loan charge-offs (a)                                         --           --            1           --       (100.0)
  Return on average allocated equity                            14.43%       14.44%        9.84%         N/A          N/A
  Full-time equivalent employees                                  678          679          699          (.1)        (3.0)

  (a) Key's management accounting system utilizes a methodology for loan loss provisioning by line of business that reflects credit quality expectations within each line of business over a normal business cycle. The "normalized provision for loan losses" assigned to each line as a result of this methodology does not necessarily coincide with net loan charge-offs at any given point in the cycle.

 N/A = Not Applicable

  TE = Taxable Equivalent